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                                                                       Exhibit 3


                      ARTICLES OF INCORPORATION AND BY-LAWS


The following documents of the Seller, Navistar Financial Retail Receivables Corporation, are incorporated herein by reference:

3.1  Restated   Certificate  of  Incorporation  of  Navistar   Financial  Retail
     Receivables Corporation (as amended and in effect on June 5, 1995). Filed on Registration No. 33-50291.

3.2 The By-Laws of Navistar Financial Retail Receivables Corporation. Filed on Registration No. 33-50291.